Exhibit 4.87

CONFIDENTIAL

EXECUTION VERSION

dated November 28, 2024

for

PAGAC IV-4 (Cayman) Limited

as Borrower

and

iQIYI HK Limited

as Lender

AMENDMENT AND RESTATEMENT AGREEMENT

to the US$322,500,000 Facility Agreement dated August 8, 2024

THIS AGREEMENT is dated November 28, 2024 and is made

BETWEEN:

(1)
PAGAC IV-4 (Cayman) Limited, an exempted company incorporated in Cayman Islands, as borrower (the "Borrower"); and
(2)
iQIYI HK Limited, a company incorporated in Hong Kong, as Lender (the “Lender”).

BACKGROUND

(A)
The Borrower and the Lender enter into this Agreement in connection with the Original Facility Agreement (as defined below).
(B)
The Parties intend that this Agreement will amend and restate the Original Facility Agreement on the date hereof.

IT IS AGREED as follows:

1.
Definitions and Interpretation
1.1
Definitions

Unless otherwise defined hereunder, in this Agreement:

“Amended and Restated Facility Agreement” means the Original Facility Agreement as amended and restated by this Agreement in the form set out in Schedule 1 (Amended and Restated Facility Agreement) to this Agreement.

“Original Facility Agreement” means the facility agreement originally dated August 8, 2024 entered into by, among others, the Borrower and the Lender in relation to a term loan facility in an amount up to US$322,500,000 granted by the Lender to the Borrower.

1.2
Construction
(a)
Unless otherwise expressly defined in this Agreement or the context otherwise requires, words and expressions defined in the Original Facility Agreement shall have the same meaning in this Agreement.
(b)
The provisions of clause 1.2 (Construction) of the Original Facility Agreement shall apply to this Agreement as if set out in full herein with any reference therein to “this Agreement” being construed as a reference to this Agreement.

2.
Amendments to the Original Facility Agreement
2.1.
Amended and Restated Facility Agreement

The Parties agree that the Original Facility Agreement shall be amended and restated by this Agreement on the date hereof so that the Original Facility Agreement shall read as if it were amended and restated as the Amended and Restated Facility Agreement in the form set out in Schedule 1 (Amended and Restated Facility Agreement).

2.2.
Continuation
(a)
Save as expressly provided in this Agreement, nothing in this Agreement shall constitute or be construed as a waiver or compromise of any term or condition of the Original Facility Agreement or of the rights of the Parties in relation to the Original Facility Agreement.
(b)
On and from the date hereof, references in the Original Facility Agreement to "this Agreement", "hereunder", "herein" and like terms or to any provision of the Original Facility Agreement shall be construed as a reference to the Amended and Restated Facility Agreement, or a provision of the Amended and Restated Facility Agreement, as applicable.
3.
Miscellaneous
(a)
The provisions of clause 19 (Notice), clause 21 (Amendments and waivers), clause 22 (Governing law) and clause 23 (Enforcement) of the Original Facility Agreement shall apply to this Agreement as if set out in full herein with any reference therein to “this Agreement” being construed as a reference to this Agreement.
(b)
This Agreement may be executed and delivered in any number of counterparts (including by e-mail transmission), and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

Amended and Restated Facility Agreement

SIGNATURE PAGE

[NOT RESTATED]

Signature Page to the Amendment and Restatement Agreement

SIGNATURE PAGE

The Borrower

PAGAC IV-4 (Cayman) Limited

/s/ Koichi Ito

Name:	Koichi Ito

Title:	Authorized Signatory

Address:	***

Email:	***

Attention:	***

Signature Page to the Amendment and Restatement Agreement

SIGNATURE PAGE

The Lender

iQIYI HK Limited

/s/ YU GONG

Name:	YU GONG

Title:	Director

Address:	***

Email:	***

Attention:	***

Signature Page to the Amendment and Restatement Agreement